GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------     ----------------------------------------------------
                                 GIVE THE TAXPAYER                                        GIVE THE TAXPAYER
FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION        FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION
                                 NUMBER OF--                                              NUMBER OF--
--------------------------------------------------     ----------------------------------------------------

1.  An individual's              The individual        7.  Corporate account              The corporation
    account
                                                       8.  Religious, charitable,         The organization
                                                           or educational
                                                           organization account
2.  Two or more                  The actual owner
    individuals                  of the account        9.  Partnership account            The partnership
    (joint account)              or, if combined
                                 funds, the first      10. Association, club, or          The organization
                                 individual on the         other tax-exempt
                                 account(1)                organization

3.  Custodian account of         The minor(2)          11. A broker or registered
    a minor (Uniform Gift                                  nominee
    to Minors Act)
                                                       12. Account with the               The public entity
4.  a.  The usual revocable      The grantor-              Department of Agriculture
        savings trust account    trustee(1)                in the name of a public
        (grantor is also                                   entity (such as a state
        trustee)                                           or local government,
                                                           school district, or
    b.  So-called trust account  The actual owner(1)       prison) that receives
        that is not a legal or                             agricultural program
        valid trust under                                  payments
        state law

5.  Sole proprietorship          The owner(3)

6.  A valid trust, estate,       The legal entity
    or pension trust             (Do not furnish
                                 the identifying
                                 number of the
                                 personal
                                 representative or
                                 trustee unless
                                 the legal entity
                                 itself is not
                                 designated in the
                                 account title.)(4)

--------------------------------------------------     ----------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

Note: Section references are to the Internal Revenue Code unless otherwise noted.


OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(2)  The United States or any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)  An international organization or any of its agencies or instrumentalities.

(6)  A corporation.

(7)  A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15) A trust exempt from tax under section 664 or described in section 4947.


Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:

*    Payments to nonresident aliens subject to withholding under section 1441.

* Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

*    Payments of patronage dividends not paid in money.

*    Payments made by certain foreign organizations.

*    Section 404(k) payments made by an ESOP.


Payments of interest that generally are exempt from backup withholding include the following:

* Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payor.

* Payments of tax-exempt interest (including exempt-interest dividends under section 852).

*    Payments described in section 6049(b)(5) to non-resident aliens.

*    Payments on tax-free covenant bonds under section 1451.

*    Payments made by certain foreign organizations.

*    Payments of mortgage interest to you.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR
A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder.

     PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.